                                                                    EXHIBIT 2.1

                                                                [CONFORMED COPY]

--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          PROTECTIVE LIFE CORPORATION,

                       PLC MERGER SUBSIDIARY CORPORATION

                                      AND

                            UNITED DENTAL CARE, INC.




                           DATED AS OF MARCH 10, 1998




--------------------------------------------------------------------------------

                 * This Composite Conformed Copy reflects an

                          amendment entered into as

                              of March 17, 1998.

                               TABLE OF CONTENTS

ARTICLE I
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         Section 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.3      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.4      Directors and Officers of the Surviving Corporation . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II
         SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         Section 2.1      Shareholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.2      Proxy Statement/Prospectus; Registration Statement  . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.3      No False or Misleading Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III
         CONVERSION AND EXCHANGE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         Section 3.1      Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 3.2      Fractional Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.3      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.4      Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.5      Certain Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.6      No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         Section 4.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4.3      Sub and Purchaser Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.4      Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.5      Consents and Approvals; No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.6      Purchaser SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.7      Statutory Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.8      Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.9      Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         Section 4.10     Information in Proxy Statement/Prospectus and Registration Statement  . . . . . . . . . . .  15
         Section 4.11     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.12     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.13     Compliance with Laws; Certificates of Authority; Permits and Licenses . . . . . . . . . . .  16
         Section 4.14     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         Section 5.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.3      Company Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.4      Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.5      Consents and Approvals: No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.6      Company SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.7      Statutory Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.8      Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.9      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.10     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.11     No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.12     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.13     Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.14     Compliance with Laws; Certificates of Authority; Permits and Licenses . . . . . . . . . . .  24
         Section 5.15     Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.16     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.17     Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.18     Information in Proxy Statement/Prospectus and Registration Statement  . . . . . . . . . . .  26
         Section 5.19     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.20     Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.21     Labor and Employee Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.22     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.23     Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.24     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.25     Intellectual Property.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.26     Voting Requirements; Takeover Statute . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.27     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VI
         CONDUCT OF BUSINESS PENDING THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         Section 6.1      Conduct of Business by the Company Pending the Merger . . . . . . . . . . . . . . . . . . .  32
         Section 6.2      Conduct of Business by Purchaser Pending the Merger . . . . . . . . . . . . . . . . . . . .  35
         Section 6.3      Investment Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VII
         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         Section 7.1      Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.2      No Solicitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.3      Filings; Other Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.4      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.5      Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.6      Company Indemnification Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.7      Comfort Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.8      Employee Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.9      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.10   Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.11     Additional Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VIII
         CONDITIONS TO CONSUMMATION OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         Section 8.1      Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . . . .  42
         Section 8.2      Conditions to Obligation of the Company to Effect the Merger  . . . . . . . . . . . . . . .  43
         Section 8.3      Conditions to Obligations of Purchaser and Sub to Effect the Merger . . . . . . . . . . . .  43

ARTICLE IX
         TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 9.1      Termination by Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.2      Termination by Either Purchaser or the Company  . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.3      Termination by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.4      Termination by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.5      Effect of Termination and Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE X
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         Section 10.1     Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . .  48
         Section 10.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 10.3     Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.4     Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.5     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.6     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.7     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.8     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.9     Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.10    Severability; Validity; Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.11    Enforcement of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.12    Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51





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
                             TABLE OF DEFINED TERMS

Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Affiliate Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.10
Alternate Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.5
Annual Statutory Statements of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.7
Annual Statutory Statements of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.7
Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.8
Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Common Stock Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Company Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.20
Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Company Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.24
Company Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Article V
Company Insurance Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.3
Company Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.25
Company Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.16
Company Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.1
Company Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.5
Company SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.6
Company Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.1
Company State Statutory Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.7
Company Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.2
Company Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.26
Company Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.3
Company Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.2
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.1
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.24
Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.6
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.1
Dissenting Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.4
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.3
Effective Time Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.2
Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.22
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.20
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.20
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.3





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

Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.5
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.6
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.5
Governmental Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.5
HMO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.14
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.5
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.6
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.20
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 10.12
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.2
Oracare Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.14
Oracare Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.14
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 6.3
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section  3.3
Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Purchaser Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Purchaser Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article IV
Purchaser Insurance Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Purchaser Junior Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Purchaser Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.1
Purchaser Performance Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Purchaser Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Purchaser Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Purchaser SARs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Purchaser SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.6
Purchaser Significant Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Purchaser Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Purchaser Top Up Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.3
Purchaser Top Up Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.3
Quarterly Statutory Statements of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.7
Quarterly Statutory Statements of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.7
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.2
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 3.1
Spread Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1

State Statutory Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.7
Statutory Financial Statements of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.7
Statutory Financial Statements of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.7
Stock Dividend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.1
Stockholder Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.3
Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.2
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.1
Takeover Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 7.2
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.12
Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.12
Termination Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.5
Trading Average . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.3
Trading Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.2
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.2

                                    EXHIBITS


Exhibit A:  Form of Affiliate Letter  Agreement

                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER, dated as of March 10, 1998, and amended as of March 17, 1998, by and among PROTECTIVE LIFE CORPORATION, a Delaware corporation ("Purchaser"), PLC MERGER SUBSIDIARY CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Sub"), and UNITED DENTAL CARE, INC., a Delaware corporation (the "Company").

                 WHEREAS, the respective Boards of Directors of Purchaser, Sub and the Company have approved the merger of the Company with and into Sub upon the terms and subject to the conditions set forth herein (the "Merger");

                 WHEREAS as a condition of the willingness of Purchaser to enter into this Agreement, a principal stockholder of the Company has entered into a Stockholder Agreement, dated as of the date hereof (the "Stockholder Agreement"), with Purchaser, which provides, among other things, that, subject to the terms and conditions thereof, such stockholder will vote such stockholder's shares of Company Common Stock in favor of the Merger and the approval and adoption of this Agreement; and

                 WHEREAS, Purchaser, Sub and the Company intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I
                                   THE MERGER

                 Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Sub and the separate corporate existence of the Company shall thereupon cease, and Sub shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in the General Corporation Law of the State of Delaware (the "DGCL"). Pursuant to the Merger, (a) the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation and (b) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, such Bylaws and the Certificate of Incorporation of the Surviving Corporation.

                 Section 1.2 Closing. The Company shall as promptly as practicable notify Purchaser, and Purchaser and Sub shall as promptly as practicable notify the Company, when the conditions to such party's or parties' obligation to effect the Merger contained in Article VIII have been satisfied. The closing of the Merger (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, on the second business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing on June 30, 1998, or as soon as practicable thereafter.

                 Section 1.3 Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger meeting the requirements of Section 251 of the DGCL is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.2.

                 Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time. The directors and officers of the Surviving Corporation shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE II
                              SHAREHOLDER APPROVAL

                 Section 2.1 Shareholder Meeting. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable after the Registration Statement (as hereinafter defined) is declared effective, for the purpose of voting upon the adoption of this
Agreement.   Subject to the provisions of Section 7.2(b), the Company shall include in the Proxy Statement/Prospectus (as hereinafter defined) the unanimous recommendation of the Board of Directors of the Company that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                 Section 2.2 Proxy Statement/Prospectus; Registration Statement. In connection with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the Company and Purchaser shall as promptly as practicable prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Merger and this Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus. The Company, after consultation with Purchaser, shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to its shareholders at the earliest practicable date. Such definitive proxy statement shall also constitute a prospectus of Purchaser with respect to the Purchaser Common Stock (as hereinafter defined) to be issued in the Merger (such proxy statement and prospectus are referred to herein as the "Proxy Statement/Prospectus"), which prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering such shares of Purchaser Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser shall prepare and as promptly as practicable file with the SEC the Registration Statement. Purchaser, after consultation with the Company, shall respond as promptly as practicable to any comments made by the SEC with respect to the Registration Statement, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC. Purchaser shall also take any action required to be taken under applicable state securities laws in connection with the issuance of Purchaser Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock (as hereinafter defined) as may be reasonably requested by Purchaser in connection with such action.

                 Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of Purchaser and the Company specifically for use in the Registration Statement and the Proxy Statement/Prospectus shall not, with respect to the information supplied by such party, in the case of the Registration Statement, on the date the Registration Statement becomes effective and, in the case of the Proxy Statement/Prospectus, on the date upon which the Proxy Statement/Prospectus is mailed to the shareholders of the Company or on the date upon which approval of the Merger by the shareholders of the Company is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Purchaser and the Company agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable law.


                                  ARTICLE III
                     CONVERSION AND EXCHANGE OF SECURITIES

                 Section 3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

                 (a) Subject to Sections 3.1(g), 3.5 and 9.3(c), each share of common stock, par value $0.10 per share, of the Company (the "Company Common Stock," and the shares of such Company Common Stock, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 3.1(c) hereof and shares with respect to which dissenter's rights have been asserted) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive:

                 (i) 0.2893 (as such ratio may be adjusted pursuant to Sections 3.1(g), 3.5 and 9.3(c), the "Exchange Ratio") duly authorized, validly issued, fully paid and nonassesable shares of common stock, par value $.50 per share, of the Purchaser (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of August 7, 1995 (the "Purchaser Rights Agreement"), between Purchaser and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as Rights Agent, the "Purchaser Common Stock"); it being understood that the Exchange Ratio gives effect to the two-for-one stock split in the form of a stock dividend announced by the Purchaser on March 2, 1998 (the "Stock Dividend") payable on April 1, 1998, to holders of record of Purchaser Common Stock as of the close of business on March 13, 1998 (the "Common Stock Consideration"); and

                 (ii) $9.31 in cash (as such amount may be adjusted pursuant to Sections 3.1(g) and 9.3(c), the "Cash Consideration," together with the Common Stock Consideration, the "Merger Consideration").

                 (b) All Shares of Company Common Stock converted into Merger Consideration at the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Shares of Company Common Stock shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.3, only the Merger Consideration. The holders of such certificates previously evidencing such Shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares of Company Common Stock except as otherwise provided herein or by law.

                 (c) Each share of Common Stock of Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time, shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                 (d) All Shares of Company Common Stock that are owned by the Company as treasury stock and any Shares of Company Common Stock owned by Purchaser or Sub or any other direct or indirect wholly owned Purchaser Subsidiary shall, at the Effective Time, be canceled and retired and shall cease to exist and no Purchaser Common Stock or other consideration shall be delivered in exchange therefor except for any shares held in a Purchaser Subsidiary separate account or mutual fund.

                 (e) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration for each Share held by them.

                 (f) Each Company Stock Option and Company Warrant (each as defined in Section 5.2) which is not exercisable immediately prior to the Effective Time shall become exercisable and each Company Stock Option and Company Warrant (other than Company Stock Options and Company Warrants for which exercise notices have been delivered and with respect to which the exercise price has been paid) shall be canceled, and each holder of such a Company Stock Option or Company Warrant will be entitled to receive, for each share of Company Common Stock subject to such Company Stock Option or Company Warrant, an amount of Purchaser Common Stock and cash equal in the aggregate to the excess, if any, of the Merger Consideration (calculated using the Effective Time Price (as hereinafter defined)) over the per share exercise price of such Company Stock Option or Company Warrant, without interest (the "Spread Amount"). The portion of such Spread Amount equal to the product of (i) such Spread Amount multiplied by (ii) the percentage of the Merger Consideration payable in Purchaser Common Stock shall be paid in Purchaser Common Stock, and the remainder of the Spread Amount shall be paid in cash. The amount payable pursuant to this Section 3.l(f) shall be subject to all applicable tax withholding, which shall be deducted from the portion of the Spread Amount payable in cash.

                 (g) If required by special counsel to the Company or special counsel to Purchaser in order for such counsel to provide the opinions required by Section 8.2(b) or Section 8.3(b), respectively, the Exchange Ratio (and the number of shares of Purchaser Common Stock to be issued as Common Stock Consideration with respect to each share of Company Common Stock pursuant to
Section 3.1) shall be increased (and the Cash Consideration correspondingly decreased) so that, after taking into account the Effective Time Price, any cash paid in lieu of fractional shares pursuant to Section 3.2, and any cash paid with respect to Dissenting Shares pursuant to Section 3.4, the Common Stock Consideration shall constitute not less than 45% by value of the total consideration paid with respect to the Company Common Stock.

                 Section 3.2 Fractional Interests. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights as a shareholder of Purchaser. In lieu of a fractional interest in a share of Purchaser Common Stock, each holder of a Share or Shares of Company Common Stock exchanged pursuant to Section 3.1(a) and each holder of any Company Stock Options cancelled pursuant to Section 3.1(f) who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the closing sales price, regular way, per share rounded to four decimal points, of the Purchaser Common Stock as reported in The Wall Street Journal, for the New York Stock Exchange ("NYSE") trading day ("Trading Day") which is the Trading Day of the Effective Time (the "Effective Time Price").

                 Section 3.3 Exchange of Certificates. (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing of the Proxy Statement/Prospectus to holders of Company Common Stock, Purchaser shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Purchaser and Company) to act as exchange agent (the "Exchange Agent") in effecting the exchange of Certificates of Company Common Stock for Merger Consideration pursuant to Section 3.1(a) hereof (and cash in lieu of fractional interests in accordance with Section 3.2). Upon the surrender to the Exchange Agent of Certificates representing Shares of Company Common Stock and a duly completed and executed letter of transmittal (referred to in Section 3.3(d)) with respect to all of the Shares owned by a holder of Shares, Purchaser shall use its best efforts to cause the Exchange Agent to, within three business days of receipt of such Certificates and transmittal letter, pay the holder of such Certificates the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented Shares of Company Common Stock (other than Certificates representing Dissenting Shares or Shares of Company Common Stock to be cancelled in accordance with Section 3.1(d)) shall represent solely the right to receive Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2). No interest shall be paid or accrued on Merger Consideration.

                 (b) As of the Effective Time, Purchaser shall deposit or cause to be deposited in trust with the Exchange Agent, for the benefit of the holders of Shares of Company Common Stock, for exchange in accordance with this
Article III, the aggregate Merger Consideration.

                 (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investor Services, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year and provided further that no such investment shall result in a delay in the payment of Merger Consideration to holders of Company Common Stock.

                 (d) Promptly after the Effective Date, Purchaser shall send, or shall cause the Exchange Agent to send, to each holder of Shares of Company Common Stock at the Effective Date a letter of transmittal for use in such exchange (which shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates representing shares of Company Common Stock to the Exchange Agent).

                 (e) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the shares of Company Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

                 (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(b) to pay for shares of Company Common Stock in respect of which dissenters' rights have been perfected shall be returned to Purchaser, upon demand.

                 (g) As promptly as practicable following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, shares of Purchaser Common Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2), without any interest thereon.

                 (h) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares of Company Common Stock. If, after the Effective Time, Certificates formerly representing Shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.2), as provided in this Article III.

                 (i) No dividends or other distributions declared or made after the Effective Time with respect to shares of Purchaser Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Purchaser Common Stock such holder is entitled to receive, and no cash payment in lieu of fractional interests shall be paid pursuant to Section 3.2, in each case, until the holder of such Certificate shall surrender such Certificate, in accordance with the provisions of this Agreement.

                 (j) The Exchange Agent or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent, Purchaser or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provision of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

                 Section 3.4 Dissenting Shares. (a) Notwithstanding anything in this agreement to the contrary, shares of Company Common Stock which are held by any recordholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration hereunder but shall become the right to receive such consideration as may be determined due in respect of such Dissenting Shares pursuant to the DGCL; provided, however, that any holder of Dissenting Shares who shall have failed to perfect, or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under the DGCL, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration in accordance with Section 3.2, without interest.
Notwithstanding anything contained in this Section 3.5, if (i) the Merger is rescinded or abandoned or (ii) if the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease. The Surviving Corporation shall comply with all of its obligations under the DGCL with respect to holders of Dissenting Shares.

                 (b) The Company shall give Purchaser (i) prompt notice of any demands for appraisal (any withdrawals of such demands) received by the Company and any other related instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or offer to settle any such demands.

                 Section 3.5 Certain Adjustments. If after the date hereof and on or prior to the Effective Date the outstanding shares of Purchaser Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic result as contemplated by this Agreement prior to such Adjustment Event, it being agreed that no adjustment shall be made pursuant to this
Section 3.5 for the Stock Dividend.

                 Section 3.6 No Liability. Neither Purchaser, the Company nor the Surviving Corporation shall be liable to any holder of shares of Company Common

Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest or other payments thereon, upon due surrender and delivery of such Certificate pursuant to this Agreement.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

                 Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties to which the information in such letter relates) (the "Purchaser Disclosure Letter"), Purchaser represents and warrants to the Company as follows:

                 Section 4.1 Organization. Each of Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Purchaser and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Purchaser Material Adverse Effect. As used herein "Purchaser Material Adverse Effect" shall mean any material adverse effect on the business, assets, liabilities, results of operations or financial condition of Purchaser, Sub and the Purchaser Subsidiaries (as hereinafter defined), taken as a whole, whether resulting from individual or aggregate events, occurrences or circumstances.

                 Section 4.2 Capitalization. As of February 26, 1998: (i) the authorized capital stock of Purchaser consists of 80,000,000 shares of Purchaser Common Stock, 4,000,000 shares of Preferred Stock, par value $1.00 per share, of Purchaser ("Purchaser Preferred Stock") of which 400,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of Purchaser ("Purchaser Junior Preferred Stock") and reserved for issuance pursuant to the Purchaser Rights Agreement, (ii) 30,879,132 shares of Purchaser Common Stock, and no shares of Purchaser Preferred Stock or Purchaser Junior Preferred Stock, were issued and outstanding, (iii) 337,500 stock appreciation rights ("Purchaser SARs") were issued and outstanding, which when exercised will be payable in an indeterminate number of shares of Purchaser Common Stock and (iv) 222,360 performance share awards (the "Purchaser Performance Shares") were issued and outstanding, which are settleable upon the occurrence of certain events, or the satisfaction of certain conditions, in up to 353,385 shares of Purchaser Common Stock. All of the issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Purchaser Common Stock reserved for issuance in exchange for shares of Company Common Stock or upon cancellation of Company Stock Options and Company Warrants at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Since February 26, 1998 to the date hereof, no shares of Purchaser's capital stock have been issued, except Purchaser Common Stock issued pursuant to Purchaser SARs or other employee benefit plans. Except for (i) outstanding Purchaser SARs and Purchaser Performance Shares, (ii) 2,000,000 FELINE (Flexible Equity-Linked Exchangeable) PRIDES (Preferred Redeemable Increased Dividend Securities) of Purchaser and (iii) the Series A Junior Participating Preferred Stock Purchase Rights attached to the Purchaser Common Stock, as of the date of this Agreement, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Purchaser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

                 Section 4.3 Sub and Purchaser Subsidiaries. (a) The authorized capital stock of Sub consists of 1000 shares of Common Stock, par value $1.00 per share. As of the date hereof, 1000 shares of Common Stock of Sub are issued and outstanding and are owned by Purchaser.

                 (b) Each subsidiary of Purchaser, other than Sub (collectively, the "Purchaser Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Purchaser Material Adverse Effect. Each Purchaser Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Purchaser Material Adverse Effect. For purposes of this Agreement: (i) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; and (ii) a "subsidiary" of any person means another person, an amount of the voting securities of which or of other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                 (c) Each of the Purchaser Subsidiaries that is as of the date hereof a significant subsidiary as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (collectively, the "Purchaser Significant Subsidiaries") and is an insurance company, a health maintenance organization or a prepaid dental plan, a limited health service organization or a hospital, medical, dental services or indemnity corporation (collectively, the "Purchaser Insurance Subsidiaries") is (i) duly licensed or authorized as an insurance company, a health maintenance organization or a prepaid dental plan, a limited health service organization or a hospital, medical, dental services or indemnity corporation in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company, a health maintenance organization or a prepaid dental plan, a limited health service organization or a hospital, medical, dental services or indemnity corporation in each other jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized would not individually or in the aggregate have a Purchaser Material Adverse Effect.

                 (d) Purchaser is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of Sub and of each of the Purchaser Insurance Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of Sub or of any Purchaser Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of Sub or of any Purchaser Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Purchaser or any Purchaser Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of Sub or of any Purchaser Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by Purchaser are validly issued, fully paid and nonassessable and are owned by it free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options and restrictions of all kinds ("Encumbrances") securing obligations not reflected in the Purchaser SEC Reports.

                 Section 4.4 Authority Relative to this Agreement. Each of Purchaser and Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and Sub and the consummation by Purchaser and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser and Sub, and by Purchaser as the sole shareholder of Sub by written consent, and no other corporate proceedings on the part of Purchaser or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Sub and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of each of Purchaser and Sub, enforceable against Purchaser and Sub in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

                 Section 4.5      Consents and Approvals; No Violations.
Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, state securities or blue sky laws, state insurance laws and the regulations promulgated thereunder, certain state and local regulatory filings relating to insurance companies, health maintenance organizations, prepaid dental plans or dental practice management and similar matters and the filing of the Certificate of Merger as required by the DGCL (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority (a "Government Entity") would not prevent or delay the consummation of the Merger, or otherwise prevent Purchaser or Sub from performing their respective obligations under this Agreement, and would not individually or in the aggregate have a Purchaser Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by Purchaser and Sub and the consummation of the transactions contemplated by this Agreement. Neither the execution, delivery or performance of this Agreement by Purchaser or Sub, nor the consummation by Purchaser or Sub of the transactions contemplated hereby, nor compliance by Purchaser or Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificates of Incorporation or Bylaws of Purchaser or Sub or the Articles or Certificate of Incorporation, as the case may be, or Bylaws of any of the Purchaser Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Purchaser, Sub or any of the Purchaser Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Sub, any Purchaser Subsidiary or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of Purchaser, Sub or any Purchaser Subsidiary, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for Purchaser, Sub or any of the Purchaser Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Purchaser Material Adverse Effect.

                 Section 4.6 Purchaser SEC Reports. Purchaser has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (collectively, the "Purchaser SEC Reports"). As of the respective dates such Purchaser SEC Reports were filed or, if any such Purchaser SEC Reports were amended, as of the date such amendment was filed, each of the Purchaser SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of
(i) the audited consolidated financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in the Purchaser SEC Reports, and (ii) the unaudited consolidated interim financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in the Purchaser SEC Reports, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Purchaser and the Purchaser Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year- end adjustments in the case of any unaudited interim financial statements).

                 Section 4.7 Statutory Financial Statements. The Annual Statements of the Purchaser Insurance Subsidiaries, as filed with the departments of insurance for all applicable domiciliary states for the years ended December 31, 1996 and December 31, 1997 (together with all exhibits and schedules thereto, the "Statutory Financial Statements of Purchaser"), have been prepared in accordance with the accounting practices prescribed or permitted by the departments of insurance for all applicable domiciliary states for purposes of financial reporting to the respective state's insurance regulators ("State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of Purchaser present fairly in all material respects the financial position and the results of operations for the Purchaser Insurance Subsidiaries as of the dates and for the periods therein in accordance with State Statutory Accounting Principles. Purchaser has delivered to the Company true and complete copies of the Statutory Financial Statements of Purchaser.

                 Section 4.8 Absence of Certain Changes. Since September 30, 1997, there has been no event or condition which has had (or is reasonably likely to result in) a Purchaser Material Adverse Effect, and Purchaser and the Purchaser Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section
6.2 hereof.

                 Section 4.9 Regulatory Filings. Purchaser and the Purchaser Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Purchaser Material Adverse Effect; and, to the knowledge of the senior executive officers of Purchaser, all such reports, statements, documents, registrations, filings and submissions were in all material respects true, complete and accurate when filed.

                 Section 4.10 Information in Proxy Statement/Prospectus and Registration Statement. The Registration Statement (or any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Purchaser with respect to statements made therein based on information supplied by the Company in writing for inclusion in the Registration Statement. None of the information supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                 Section 4.11 Brokers. Other than A.G. Edwards & Sons, Inc., no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser.

                 Section 4.12 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Purchaser's financial statements (or reflected in the notes thereto) included in the Purchaser SEC Reports filed as of the date hereof or disclosed in
Section 4.12 of the Purchaser Disclosure Letter or which were incurred after September 30, 1997 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Purchaser and the Purchaser Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Purchaser.

                 Section 4.13     Compliance with Laws; Certificates of
Authority; Permits and Licenses.   (a)  The business of the Purchaser and each
of the Purchaser Significant Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance, health maintenance organization ("HMO") and prepaid dental plan codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and any other codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity relating to the offer and sale of dental care products, plans or services (including the practice of dentistry), the recruitment of dentists or dental offices in connection with the offer and sale of such products, plans or services, the marketing of any such products, plans or services to potential purchasers, patients or subscribers thereto, or any joint venture, cooperative arrangement or business relationship with any other party relating to the foregoing, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

                 (b) Purchaser, and each of the Purchaser Significant Subsidiaries, has all certificates of authority, permits and licenses, including, without limitation, insurance licenses, the use and exercise of which are necessary for the conduct of its business as now conducted, other than such certificates of authority, permits and licenses, including without limitation, insurance licenses, the absence of which would not, individually or in the aggregate, be reasonably expected to have a Purchaser Material Adverse Effect. The business of Purchaser and each of the Purchaser Subsidiaries has been and is being conducted in compliance, in all material respects, with all such certificates of authority, permits and licenses, including, without limitation, insurance licenses. To the knowledge of the senior executive officers of Purchaser, all such certificates of authority, permits and licenses, including, without limitation, insurance licenses, are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

                 Section 4.14 Disclosure. No representation or warranty by Purchaser or the Purchaser Subsidiaries in this Agreement, and no statement contained in the Purchaser SEC Reports and the Statutory Financial Statements of Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to Purchaser which would reasonably be expected to have a Purchaser Material Adverse Effect which has not been set forth in the Purchaser SEC Reports, the Statutory Financial Statements of Purchaser or in this Agreement, including the Purchaser Disclosure Letter.


                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 Except as otherwise disclosed to Purchaser in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Purchaser as follows:

                 Section 5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect.
As used herein "Company Material Adverse Effect" shall mean any material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, whether resulting from individual or aggregate events, occurrences or circumstances.

                 Section 5.2 Capitalization. As of March 3, 1998: (i) the authorized capital stock of the Company consisted of 15,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock, (ii) 8,950,696 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding and (iii) stock options to acquire 878,800 shares of Company Common

Stock were issued and outstanding under the stock option plans of the Company (the "Company Stock Options") and Warrants (the "Company Warrants") to acquire 40,000 shares of Company Common Stock were issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Since March 3, 1998 to the date hereof, no shares of the Company's capital stock have been issued, except Company Common Stock pursuant to Company Stock Options or Company Warrants. Except as set forth above or as specified in Section 5.2 of the Company Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of the Company issued or outstanding or any Company Stock Options, warrants (any such warrants scheduled, the "Warrants"), subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Since January 1, 1997 the Company has not repurchased any shares of Company Common Stock.

                 Section 5.3      Company Subsidiaries.   (a) Section 5.3 (a)
of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

                 (b) Section 5.3(b) of the Company Disclosure Letter sets forth the name of each of the Company Subsidiaries that is an insurance company, a health maintenance organization or prepaid dental plan, a limited health service organization or a hospital, medical, dental service or indemnity corporation (collectively, the "Company Insurance Subsidiaries"). Except as disclosed in Section 5.3(b) of the Company Disclosure Letter, each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company, a health maintenance organization or a prepaid dental plan, a limited health service organization or a hospital, medical, dental services or indemnity corporation in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company, a health maintenance organization or a prepaid dental plan, a limited health service organization or a hospital, medical, dental services or indemnity corporation in each other jurisdiction where it is required to be so licensed or authorized.

                 (c) Except as set forth in Section 5.3(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in
Section 5.3(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

                 (d) Except for the Company Subsidiaries and as set forth in the Statutory Financial Statements of the Company (as hereinafter defined) or in Section 5.3(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

                 Section 5.4 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company, other than obtaining shareholder approval pursuant to
Section 2.1, are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of Purchaser and Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

                 Section 5.5      Consents and Approvals: No Violations.
Except (a) for the Governmental Requirements, or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement. Except as set forth on
Section 5.5 of the Company Disclosure Letter, no consent or approval of any other party (including, but not limited to, any party to any Company Contracts (as defined below)) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby. Except as set forth in Section 5.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the Certificate or Certificate of Incorporation, as the case may be, or Bylaws of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, of the Company Subsidiaries or any of their properties or assets,
(iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any certificate of authority, permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect.

                 Section 5.6 Company SEC Reports. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC

Reports (i) complied in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports and (ii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments, in the case of any unaudited interim financial statements).

                 Section 5.7 Statutory Financial Statements. The Annual Statements of each of the Company Insurance Subsidiaries, as filed with the departments of insurance for all applicable domiciliary states for the years ended December 31, 1996 and December 31, 1997 (together with all exhibits and schedules thereto, the "Statutory Financial Statements of the Company"), have been prepared in accordance with the accounting practices prescribed or permitted by the respective state's department of insurance for purposes of financial reporting to the respective state's insurance regulators ("Company State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with Company State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of the Company present fairly in all material respects the financial position and the results of operations for the Company Insurance Subsidiaries as of the dates and for the periods therein in accordance with Company State Statutory Accounting Principles. The Company has delivered to Purchaser true and complete copies of the Statutory Financial Statements of the Company.

                 Section 5.8 Absence of Certain Changes. Since September 30, 1997, there has been no event or condition which has had (or is reasonably likely to result in) a Company Material Adverse Effect, and except as set forth in Section 5.8 of the Company Disclosure Letter, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 6.1 hereof.

                 Section 5.9      Litigation.  Except as set forth in Section
5.9 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation

(whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, a Company Material Adverse Effect.

                 Section 5.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 or disclosed in Section 5.10 of the Company Disclosure Letter or which were incurred after September 30, 1997 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company.

                 Section 5.11     No Default.  Except as set forth in Section
5.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

                 Section 5.12     Taxes.    Except as set forth in the
Company's Annual Report on Form 10-K for the year ended December 31, 1996 or
Section 5.12 of the Company Disclosure Letter:

                 (a) the Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods or portions thereof ending through the date hereof;

                 (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Company Material Adverse Effect;

                 (c) none of the federal income Tax Returns of the Company and each Company Subsidiary has been examined by the Internal Revenue Service for any period. Neither the Company nor any of the Company Subsidiaries has granted any requests, agreements, consent or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Company Subsidiaries;

                 (d) neither the Company nor any Company Subsidiary is a party to any tax sharing, tax indemnity (including, without limitation, any tax indemnification provision of any acquisition or disposition agreement) or other agreement or arrangement with respect to Taxes;

                 (e) none of Company or any of the Company Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any person (other than Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502- 6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise;

                 (f) neither Company nor any of the Company Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which is reasonably likely to have a Company Material Adverse Effect;

                 (g) Company and each of the Company Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

                 (h) neither Company nor any of the Company Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries.

                 (i) "Taxes" shall mean all income, gross income, gross receipts, premium, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, property and windfall profits taxes, and all other taxes or similar governmental charges, together with any interest and any penalties, additions to tax or additional amounts applicable thereto. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

                 Section 5.13 Title to Property. (a) Except as set forth in Section 5.13(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (b)      Neither the Company nor any of the Company
Subsidiaries owns any real property.   Section 5.13(b) of the Company
Disclosure Letter sets forth a list, which is accurate and complete in all material respects, of each lease under which the Company or any of the Company Subsidiaries is a tenant, and the Company has made a true and complete copy of each such lease available to Purchaser. The Company and each Company Subsidiary is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder.

                 Section 5.14     Compliance with Laws; Certificates of
Authority; Permits and Licenses.   (a)  The business of the Company and each of
the Company

Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance, health maintenance organization ("HMO") and prepaid dental plan codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and any other codes, laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity relating to the offer and sale of dental care products, plans or services (including the practice of dentistry), the recruitment of dentists or dental offices in connection with the offer and sale of such products, plans or services, the marketing of any such products, plans or services to potential purchasers, patients or subscribers thereto, or any joint venture, cooperative arrangement or business relationship with any other party relating to the foregoing, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

                 (b) The Company, and each of the Company Subsidiaries, has all certificates of authority, permits and licenses, including, without limitation, insurance, HMO and dental care and practice licenses, the use and exercise of which are necessary for the conduct of its business as now conducted, other than such certificates of authority, permits and licenses, including without limitation, insurance, HMO and dental care and practice licenses, the absence of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Subsidiaries has been and is being conducted in compliance, in all material respects, with all such certificates of authority, permits and licenses, including, without limitation, insurance, HMO and dental care and practice licenses. To the knowledge of the Company, all such certificates of authority, permits and licenses, including, without limitation, insurance, HMO and dental care and practice licenses, are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license. Section 5.14(b) of the Company Disclosure Letter sets forth a list and description of each such certificate of authority, permit or license.

                 (c) The business of the Company that is conducted through Oracare Consultants, Inc., OraCare DPO, Inc. and UDC Services, Inc. (collectively, together with Oracare Dental Associates, P.A., the "Oracare Entities") and the Company's arrangement with Oracare Dental Associates, P.A. and its shareholder comply in all material respects with all applicable laws (such business and arrangements, the Company's "Oracare Business"). The operation of the Oracare Business by the Oracare Entities, individually and in the aggregate, complies in all material respects with all applicable laws.

                 Section 5.15 Regulatory Filings. The Company has made available for inspection by Purchaser complete copies of all material registrations, filings and submissions made since January 1, 1996 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1996 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Company Material Adverse Effect; and, to the knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

                 Section 5.16 Investments. All of the securities and other investments of the Company and the Company Subsidiaries are invested in (a) corporate bonds rated no lower than Baa3 by Moody's or BBB- by S&P, (b) commercial paper rated A1 or B1 by Moody's, (c) U.S. government bonds or (d) money market funds issued by U.S. commercial banks having net assets of at least $5 billion.

                 Section 5.17 Reserves. The aggregate reserves of the Company Insurance Subsidiaries as recorded in the Statutory Financial Statements of the Company and the reserves or similar obligations of the Company and the Company's non-insurance subsidiaries have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in Section 5.17 of the Company Disclosure Letter, the insurance reserving practices and polices of the Company and the Company Subsidiaries have not changed, in any material respect, since December 31, 1996 and the results of the application of such practices and policies are reflected in the Statutory Financial Statements of the Company and the other financial statements of the Company and the Company Subsidiaries. All reserves of the Company Insurance Subsidiaries set forth in the Statutory Financial Statements of the Company are, to the best knowledge of the Company, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a Company Material Adverse Effect. All other reserves of similar obligations of the Company and the Company's non-insurance subsidiaries meet the requirements of all applicable laws.

                 Section 5.18 Information in Proxy Statement/Prospectus and Registration Statement. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company shareholders and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Purchaser in writing for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 Section 5.19 Brokers. Except as set forth in Section 5.19 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. Any such brokerage, financial advisory, finder's or similar fees or commissions are reasonable in relation to the services actually performed by such person.

                 Section 5.20 Employee Benefit Plans; ERISA. (a) Section 5.20(a) of the Company Disclosure Letter sets forth a complete and accurate list of: (i) all severance, employment, consulting, change of control, retention and all other similar agreements between the Company or any Company Subsidiary and any current or former employee, agent, independent contractor, officer or director, (ii) all severance programs, policies and practices of the Company and each of the Company Subsidiaries, (iii) all plans or arrangements of the Company and each of the Company Subsidiaries relating to its respective current or former employees, agents, independent contractors, officers or directors that contain change in control provisions, including in all cases any and all amendments thereto, and (iv) all Company Benefit Plans. For purposes of this Agreement, "Company Benefit Plan" shall mean any bonus, pension, post-retirement benefit, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based award, retirement, vacation, severance or termination pay, disability, death benefit, hospitalization or other medical, dental, accident, disability, life or other insurance, supplemental unemployment benefits, fringe and other welfare benefit plan, program, policy, agreement or arrangement, whether written or unwritten, and each other employee benefit plan, program, agreement, arrangement or understanding providing benefits to any current or former employee, agent, independent contractor, officer or director of the Company or any of the Company Subsidiaries.

                 (b) With respect to each Company Benefit Plan, to the extent applicable, the Company and the Company Subsidiaries have heretofore made available or have caused to be made available to Purchaser true and complete copies of the following documents: (i) a copy of each written Company Benefit Plan and a summary of the essential terms of each unwritten Company Benefit Plan, (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto, (iv) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof, and (v) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan intended to qualify under
Section 401 of the Code.

                 (c) Except as set forth in Section 5.20(c) of the Company Disclosure Letter, (i) with respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of the Company Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable law that, individually or in the aggregate, would result in a material liability to the Company or any of the Company Subsidiaries, (ii) each Company Benefit Plan has been administered substantially in accordance with its terms, and all the Company Benefit Plans have been operated and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, (iii) with respect to each plan treated as a qualified plan, the IRS has issued a favorable determination letter with respect to the qualification of each such Company Benefit Plan and its related trust, if any, and the IRS has not taken any action to revoke any such letter, and (iv) there are no pending or, to the knowledge of the Company, threatened or anticipated actions, suits, claims, assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Company Benefit Plan (other than routine claims for benefits).

                 (d) Except as set forth in Section 5.20(d) of the Company Disclosure Letter, (i) no Company Benefit Plan provides for medical benefits (whether or not insured) to be made available with respect to current or former employees, agents, officers, directors or independent contractors (or any dependent of any of them) after retirement or other termination of service (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee, agent, officer, director or independent contractor) and (ii) and the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee, agent, independent contractor, director or officer of the Company or any of the Company Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation, golden parachute payment, or any other payment,
(y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor, director or officer, or (z) constitute a "change in control" under any Company Benefit Plan.

                 (e) Section 5.20(e) of the Company Disclosure Letter sets forth a complete and accurate list of all Company Stock Options outstanding as of the date of this Agreement and the exercise prices thereof.

                 Section 5.21 Labor and Employee Relations. Except as disclosed in Section 5.21 of the Company Disclosure Letter, none of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries, and no collective bargaining agreement is being negotiated by the Company or Company Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or Company Subsidiaries pending, or to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of the Company Subsidiaries. To the knowledge of the Company, the Company and Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

                 Section 5.22     Environmental Matters.  (a)       Except as
disclosed in Section 5.22 of the Company Disclosure Letter , to the knowledge of the Company, (i) each of the Company and the Company Subsidiaries is and has been in compliance in all respects with and, has no existing liabilities under, and (ii) neither the Company nor any of the Company Subsidiaries has received any written claims or notices from any person that the Company or any of the Company Subsidiaries has not been in compliance in all respects with, or has any existing liabilities under, applicable laws, rules, regulations, common law, ordinances, decrees, orders and other binding legal requirements relating to pollution, the preservation of the environment, hazardous substance and waste handling, storage or disposal, or exposure of persons to materials in the environment or the work place (together "Environmental Laws") with respect to property owned or operated by the Company or any of the Company Subsidiaries, except for such non-compliance or liabilities that would not be reasonably likely to have a Company Material Adverse Effect. Except as disclosed in
Section 5.22 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements under Environmental Laws, restrictions under Environmental Laws, liabilities under Environmental Laws, or penalties for violations of Environmental Laws or the aforementioned requirements or restrictions, except where such requirements, restrictions, liabilities, or penalties would not be reasonably likely to have a Company Material Adverse Effect.

                 (b) Except as disclosed in Section 5.22 of the Company Disclosure Letter, with respect to currently owned property and all property formerly owned, leased or operated by the Company or any of the Company Subsidiaries, including foreclosure property, to the knowledge of the Company, there are no past or present actions, conditions or occurrences that could form the basis of any claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

                 Section 5.23 Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion from BT Alex. Brown Incorporated ("BT Alex. Brown") dated as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view, and the Company has received the permission of BT Alex. Brown to include such opinion in its entirety as an exhibit in the Proxy Statement/Prospectus.

                 Section 5.24 Contracts. (a) Section 5.24 of the Company Disclosure Letter sets forth a list of contracts, arrangements or understandings (written or oral) ("Contracts") to which the Company or any of the Company Subsidiaries is a party or by which it or any of them is bound which:

                 (i) contain covenants limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Company Subsidiaries to acquire equity securities of any person or entity;

                 (ii) are employment, consulting or severance contracts applicable to any employee, consultant or shareholder of the Company or the Company Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than any such contract which by its terms is terminable by the Company or any of the Company Subsidiaries on not more than 60 days' notice without liability;

                 (iii) is a management, marketing (including marketing contracts with HMO's), administrative services, data processing, software licensing or third party administration Contract; or

                 (iv) are other contracts (excluding dental provider contracts) which were made in the ordinary course of business and either involve an obligation on the part of the Company or a Company Subsidiary of more than $50,000 per annum or could result, upon the breach thereof, in damages or losses of more than $50,000 other than consequential damages or damages resulting from liabilities sounding in tort (the

Contracts in clauses (i)-(iv), together with the Contracts filed as exhibits to the Company SEC Reports, collectively, the "Company Contracts"). All contracts entered into by the Company or any Company Subsidiary in connection with an acquisition of another entity or block of business by the Company or any of the Company Subsidiaries have been filed as exhibits to the Company SEC Reports.

                 (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 5.24 of the Company Disclosure Letter: (i) such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect; (ii) there is no material default or claim of material default thereunder and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof; and (iii) the consummation of the transactions contemplated by this Agreement will not give rise to a right of the other party or parties thereto to terminate such contract or impose liability under the terms thereof on the Company or any of the Company Subsidiaries; provided, that this representation shall not be deemed to give assurances regarding rights of termination based on any decrease in insurance industry ratings of the Company or the Company Subsidiaries resulting from the declaration and/or payment of the extraordinary dividend.

                 (c) The Company has delivered to Purchaser a true, complete and accurate list of all special agreements or arrangements between the Company or any Company Subsidiary and any dentist, dental practice or dental association or company under which the Company or any Company Subsidiary makes or is or will be required to make special payments to any such person.

                 Section 5.25 Intellectual Property. The Company and/or each of the Company Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and the Company Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the executive officers of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting. The executive officers of the Company do not know of any grounds for any claim against the use by the Company or any of the Company Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of the Company Subsidiaries as currently conducted or as proposed to be conducted.

                 Section 5.26 Voting Requirements; Takeover Statutes. (a) The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Company Common Stock, voting as a single class, at the Company Stockholders Meeting (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

                 (b) The Board of Directors of the Company has unanimously approved the terms of this Agreement and the Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholder Agreement or any of the transactions contemplated by this Agreement or the Stockholder Agreement and no provision of the certificate of incorporation, by-laws or other governing instruments of the Company or any of the Company Subsidiaries would, directly or indirectly, restrict or impair the ability of Purchaser to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and the Company Subsidiaries that may be acquired or controlled by Purchaser.

                 Section 5.27 Disclosure. No representation or warranty by the Company or the Company Subsidiaries in this Agreement, including the Company Disclosure Letter, and no statement contained in the Company SEC Reports and the Statutory Financial Statements of the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Company which would reasonably be expected to have a Company Material Adverse Effect which has not been set forth in the Company SEC Reports, the Statutory Financial Statements of the Company or in this Agreement, including the Company Disclosure Letter.


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

                 Section 6.1 Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, unless Purchaser shall otherwise agree in writing, or except as set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, members of pre-paid dental plans, insureds, dentists and agents) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of
Purchaser:

                 (a) the Company shall not adopt or propose any change in its Certificate of Incorporation or Bylaws;

                 (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to or acquire any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

                 (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

                 (d) the Company shall not, and shall not permit any Company Subsidiary to, enter into, or terminate, any material contract, agreement, commitment, or understanding other than agreements entered into with unaffiliated third parties, on an arms-length basis and in the ordinary course of business constituting either (1) employer group agreements at premium rates and for terms comparable to its most recent employer group agreements, (2) dental provider agreements on terms comparable with its existing agreements of such nature and (3) marketing affiliation and sales agreements on terms comparable with its existing agreements of such nature;

                 (e) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments (the terms of which have been disclosed to Purchaser prior to the date hereof), or in the ordinary course of business consistent with past practice;

                 (f) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material Tax election or file amended Tax Returns unless required by law and the Company notifies Purchaser at least five days prior to the date any such action is taken or such settlement results in a refund to the Company;

                 (g) the Company and the Company Subsidiaries shall not issue any capital stock other than pursuant to Company Stock Options or the Company Warrants or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Benefit Plan (as hereinafter defined) or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

                 (h) the Company shall not, and shall not permit any Company Subsidiary to (i) grant Options; (ii) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; provided, however, that increases in the ordinary course of business consistent with past practice in the compensation of employees, consultants or agents, who are not officers or directors, shall be permitted; (iii) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any such former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; or (iv) amend, adopt or terminate any Company Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

                 (i) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP or the State Statutory Accounting Principles;

                 (j) the Company shall not, and shall not permit any Company Subsidiary to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code;

                 (k) except as contemplated by Section 6.3, the Company shall not permit any Company Insurance Subsidiary to conduct transactions in Company Investments except in compliance with the investment policies of such Company Insurance Subsidiary as previously disclosed to Purchaser and in effect on the date hereof and all applicable insurance laws and regulations;

                 (l) the Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that the Company, or any Company Subsidiary, may as a tenant, or a landlord, renew any existing lease pursuant to an option granted prior to the date hereof;

                 (m) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing;

                 (n) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company shall not, and shall not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however, that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied;

                 (o) the Company shall not release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any Takeover Proposal (as hereinafter defined) or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement; and

                 (p) none of the Company Insurance Subsidiaries shall make any change in its underwriting, claims management or reserving practices.

                 Section 6.2 Conduct of Business by Purchaser Pending the Merger. From the date hereof until the Effective Time, unless the Company shall otherwise agree in writing, or except as set forth in the Purchaser Disclosure Letter or as otherwise contemplated by this Agreement, (a)
Purchaser, Sub and the Purchaser Subsidiaries shall conduct their respective businesses in all material respects in the ordinary course consistent with past practice and shall use all reasonable efforts to substantially preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement; and (b) except to the extent necessary to comply with the requirements of applicable laws and regulations, Purchaser shall not, and shall not permit Sub or any Purchaser Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of Purchaser hereunder inaccurate, in any material respect, at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate, in any material respect, at any such time, provided however that Purchaser shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time, (iii) take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, (iv) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied or (v) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Purchaser, other than regular quarterly dividends not in excess of $0.25 per share.

                 Section 6.3 Investment Restrictions. From the date hereof until the Effective Time, the Company and each Company Subsidiary shall invest available cash only in (a) corporate bonds (other than bonds issued by public utilities) rated no lower than Baa3 by Moody's or BBB - by S&P, (b) commercial paper rated A1 or B1 by Moody's or (c) other securities or investments agreed to in writing by Purchaser ("Permitted Investments"); provided, however, that nothing in this Section 6.3 shall require any Company Insurance Subsidiary to make any investment other than in compliance with the investment policies of such Company Insurance Subsidiary and all insurance laws and regulations applicable thereto.


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

                 Section 7.1 Access and Information. The Company and Purchaser shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish as promptly as practicable to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that neither party shall disclose to the other any competitively sensitive information and no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall continue to abide by the terms of the confidentiality agreement between Protective Life Insurance Company ("PLIC") and the Company, dated January 6, 1998 and the Confidentiality Agreement between Purchaser and the Company, dated March 5, 1998 (together, the "Confidentiality Agreement").

                 Section 7.2 No Solicitation. (a) The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined in Section 7.2(e)), (ii) enter into any agreement with respect to any Takeover Proposal or give any approval of the type referred to in Section 5.26(b) with respect to any Takeover Proposal or (iii) continue or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal of the sort referred to in clause (x) of
Section 7.2(e) that involves consideration to the Company's stockholders that the Company's Board of Directors reasonably believes, after receiving advice from the Company's independent financial advisor, is superior to the consideration provided for in the Merger, and subject to compliance with
Section 7.2(c), (x) furnish information with respect to the Company pursuant to a customary confidentiality agreement to any person making such proposal and
(y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of the Company Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of the Company Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.2(a) by the Company.

                 (b) Neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger or
(y) approve or recommend, or propose to approve or recommend, any takeover proposal except in connection with a Superior Proposal (as defined in Section 7.2(e)) and then only at or after the termination of this Agreement pursuant to and in accordance with Section 9.3.

                 (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.2, the Company promptly shall advise Purchaser orally and in writing of any request for information or of any Takeover

Proposal or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the identity of the person making any such request, Takeover Proposal or inquiry and all the terms and conditions thereof and promptly shall provide Purchaser with a true and complete copy of such request, Takeover Proposal or inquiry, if in writing. The Company shall keep Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and shall give Purchaser three business days' advance notice of any information to be supplied to the person making such request, proposal or inquiry.

                 (d) Nothing contained in this Section 7.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 7.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose or approve or recommend, a Takeover Proposal.

                 (e) As used in this Agreement: "Superior Proposal" means a bona fide written Takeover Proposal (x) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares and/or voting power of Company Common Stock then outstanding or all or substantially all the assets of the Company, (y) otherwise on terms which the Board of Directors of the Company decides in its good faith reasonable judgment to be more favorable to the Company's stockholders than the Merger (after receiving advice from the Company's independent financial advisor that the consideration provided for in such proposal is superior to the consideration provided for in the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, after receiving advice from the Company's independent financial advisor, is reasonably capable of being obtained by such third party and (z) which the Board of Directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay; and "Takeover Proposal" means any written proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any more than 15% of the voting power of, or a substantial portion of the assets of, the Company and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement which proposal may contain customary conditions and qualifications.

                 Section 7.3 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, Purchaser and Sub shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the insurance regulatory authorities in Arizona and in Oklahoma, and deliver notices and consents to jurisdiction to state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company will provide Purchaser, and Purchaser will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Purchaser and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Purchaser and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 7.3 or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the transaction contemplated hereby or to require Purchaser, any Purchaser Subsidiary, the Surviving Corporation, the Company or any Company Subsidiary to hold separate or make any divestiture of a significant asset (including any part of the Company's Oracare Business) or otherwise agree to any material restriction on their operations (including any part of the Company's Oracare Business) in order to obtain any waiver, consent or approval required by this Agreement.

                 Section 7.4 Public Announcements. Purchaser, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

                 Section 7.5 Stock Exchange Listing. Purchaser shall as promptly as reasonably practicable prepare and submit to the New York Stock Exchange a listing application covering the shares of Purchaser Common Stock to be issued in connection with the Merger and this Agreement, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

                 Section 7.6 Company Indemnification Provision. (a) Purchaser agrees that all rights to indemnification (and rights to advancement of expenses) existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Restated Certificate of Incorporation or Bylaws or the certificate or articles of incorporation, Bylaws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring on or prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation and Purchaser.

                 (b) To the extent that Section 7.6(a) shall not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the Effective Time, the Surviving Corporation shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.


                 Section 7.7 Comfort Letters. (a) Purchaser shall use all reasonable efforts to cause Coopers & Lybrand L.L.P., Purchaser's independent accountants, to deliver to the Company a letter dated as of the date of the Proxy Statement/Prospectus and addressed to the Company, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Purchaser contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

                 (b) The Company shall use all reasonable efforts to cause Price Waterhouse LLP, the Company's independent accountants, to deliver to Purchaser a letter dated as of the date of the Proxy Statement/Prospectus and addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

                 Section 7.8 Employee Benefits. For a period of at least one (1) year following the Effective Time, Purchaser shall cause the Surviving Corporation or any of the Company Subsidiaries to provide each employee of the Company and the Company Subsidiaries who becomes an employee of Purchaser and the Purchaser Subsidiaries at or immediately following the Effective Time with benefits that, in the aggregate, are substantially comparable to those provided under the employee benefits plans, within the meaning of Section 3(3) of ERISA, maintained by the Company or the Company Subsidiaries as of the Effective Time. As used herein, "benefits" means non-cash employee benefits only, and does not include wages, salaries, bonuses, stock option, stock award or similar compensation.

                 Section 7.9 Tax Matters. The parties intend the Merger to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify; neither party nor any affiliate shall take any action that would reasonably be expected to cause the Merger not to so qualify; and the parties will take the position for all purposes that the Merger so qualifies. The Company and Purchaser shall each reasonably cooperate in connection with obtaining the opinions of special counsel described in Sections 8.2(b) and 8.3(b) including, without limitation, providing to special counsel such representations that are reasonably required by special counsel to enable them to render such opinions.

                 Section 7.10 Affiliates. The Company shall use all reasonable efforts to obtain and deliver to Purchaser prior to the Closing executed letter agreements ("Affiliate Agreements") in the form attached as Exhibit A hereto from all persons who, in the reasonable judgment of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act. For a period of at least two years following the Effective Time, Purchaser or any successor issuer thereto shall make available adequate current public information with respect to itself, within the meaning of Rule 144(c) under the Securities Act.

                 Section 7.11 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser, Sub and the Company shall take all such necessary action.


                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

                 Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

                 (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the Merger;

                 (c) each of the Company, the Company Subsidiaries and Purchaser shall have made such filings, and obtained such permits, authorizations, consents, or approvals, required by Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the Governmental Requirements;

                 (d) this Agreement and the Merger shall have been adopted and approved by the requisite vote of the shareholders of the Company in accordance with the applicable provisions of the DGCL;

                 (e) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

                 (f) the shares of Purchaser Common Stock issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange upon official notice thereof.


                 Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                 (a) each of Purchaser and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of Purchaser and Sub contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date) except as contemplated by the Purchaser Disclosure Letter and this Agreement; and the Company shall have received a certificate of the Chairman of the Board, the President, or the Chief Financial Officer of Purchaser as to the satisfaction of this condition; and

                 (b) the Company shall have received an opinion from Strasburger & Price, L.L.P., special counsel to the Company, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Purchaser, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Purchaser, Sub and the Company and their respective subsidiaries.

                 Section 8.3 Conditions to Obligations of Purchaser and Sub to Effect the Merger. The obligations of Purchaser and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                 (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date), except as contemplated by the Company Disclosure Letter or this Agreement; and Purchaser and Sub shall have received a Certificate of the Chairman of the Board, the President, or the Chief Financial Officer of the Company as to the satisfaction of this condition;

                 (b) Purchaser shall have receive an opinion from Debevoise & Plimpton, special counsel to Purchaser, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Purchaser, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Purchaser, Sub and the Company and their respective subsidiaries;

                 (c) the third party consents and related amendments listed on Section 8.3(c) of the Company Disclosure Letter shall have been obtained and all other third party consents shall have been obtained other than consents the failure of which to be obtained would not reasonably be expected to have a Company Material Adverse Effect; and

                 (d) Purchaser shall have received an Affiliate Agreement from each Person identified as an Affiliate of the Company pursuant to Section 7.10.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

                 Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Purchaser and the Company.

                 Section 9.2 Termination by Either Purchaser or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Purchaser or the Company if (a) this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting,
(b) the Merger shall not have been consummated on or before September 30, 1998; provided however that this Agreement may be extended by written notice of either Purchaser or the Company to a date no later than December 31, 1998 if the Merger shall not have been consummated as a direct result of the conditions in Section 8.1(a) or 8.1(c) not having been satisfied by such date; and provided further, however, that this Agreement may be extended by the mutual written agreement of Purchaser and the Company, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (b) shall not be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

                 Section 9.3 Termination by the Company. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger and the adoption of this Agreement by the shareholders of the Company referred to in
Section 2.1, by action of the Board of Directors of the Company, if the Board of Directors of the Company has (i) withdrawn, or modified or changed in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to a Takeover Proposal, (ii) determined, after consultation with outside legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (i) would result in a breach of the Board of Directors' fiduciary duties under applicable law, notwithstanding all terms and conditions which may be offered by Purchaser in negotiations entered into pursuant to the following proviso to this sentence, provided, however, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Purchaser to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms and (iii) paid, immediately prior to such termination, the Termination Payment in accordance with Section 9.5(b).

                 (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, if (i) there has been a breach by Purchaser of any representation or warranty contained in this Agreement which would have or would be likely to have a Purchaser Material Adverse Effect or (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by the Company to Purchaser.


                 (c) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, if (i) the Purchaser Top Up Event shall have occurred and (ii) Purchaser shall have failed to provide written notice to the Company no later than 5:00 p.m. (New York time) on the second Trading Day following the Measurement Period of Purchaser's intent to exercise the Purchaser Top Up Right on or prior to the Effective Time.

                 "Purchaser Top Up Event" shall mean that the average (the "Trading Average") of the high and low sales prices, regular way, per share, rounded to four decimal places, of Purchaser Common Stock as reported in The Wall Street Journal, during 20 Trading Days selected by the Exchange Agent randomly by lot from the 30 consecutive Trading Days ending on (and including) the Trading Day which is 5 Trading Days prior to the Effective Time (such period, the "Measurement Period") is less than $27.50 (or such other amount as is required to adjust for an Adjustment Event). The Exchange Agent shall provide written notice of the calculation of the Trading Average to the Company and Purchaser promptly on the first Trading Day following the Measurement Period.

                 "Purchaser Top Up Right" shall mean the right (but not the obligation) of Purchaser, subject to Section 3.1(g), following the occurrence of the Purchaser Top Up Event, to (i) increase the Cash Consideration and/or
(ii) increase the Exchange Ratio such that the sum of (A) the Cash Consideration (as adjusted) and (B) the product of the Exchange Ratio (as adjusted) multiplied by the Trading Average is equal to or greater than $17.26.

                 It is hereby agreed that the prices of Purchaser Common Stock expressed in this Section 9.3 and in Section 9.4 give effect to the Stock Dividend.

                 Section 9.4 Termination by Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Purchaser, if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be likely to have a Company Material Adverse Effect; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by Purchaser to the Company; (c) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger or shall have recommended a Takeover Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than Purchaser or its affiliates (or the Board of Directors of the Company resolves to do any of the foregoing) or
(d) if the Trading Average is greater than $39.50 or less than $27.50 (or such other amount as is required to adjust for an Adjustment Event).

                 Section 9.5 Effect of Termination and Abandonment. (a) In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) except as provided in Section 9.5(b), there shall be no liability or obligation on the part of Purchaser, the Purchaser Subsidiaries, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 9.5, except for the provisions of Sections 4.11, 5.19, 7.4, 10.4, 10.5, 10.6 and 10.10,
except for the obligations of the parties set forth in the Confidentiality Agreement referred to in Section 7.1 and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

                 (b) If (i) either the Company or Purchaser terminates this Agreement pursuant to Section 9.2(a) and a Takeover Proposal had been made as of the Company Special Meeting and within one year after such a termination, the person that made the Takeover Proposal (or an affiliate thereof) completes a merger, consolidation or other business combination with the Company or a Company Significant Subsidiary, or the purchase from the Company or from a Company Significant Subsidiary of 20% or more (in voting power) of the voting securities of the Company or of 20% or more (in market value or book value) of the assets of the Company and the Company Subsidiaries, on a consolidated basis (any such transaction, an "Alternate Transaction") or (ii) Purchaser terminates this Agreement (A) pursuant to Section 9.4(b) at any time after a Takeover Proposal has been made and within one year after such termination, the person that made the Takeover Proposal (or an affiliate thereof) completes an Alternative Transaction or (B) pursuant to Section 9.4(c) or (iii) the Company terminates this Agreement pursuant to Section 9.3(a), then the Company shall pay the Purchaser in cash the sum (x) Purchaser's Expenses (as defined below) in an amount up to but not to exceed $2,000,000 and (y) $4,600,000 (the "Termination Payment"). The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Purchaser or Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Purchaser or Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of the Agreement on the amounts owed at the prime rate of The Chase Manhattan Bank, in effect from time to time during such period plus two percent. "Expenses" shall mean the out-of-pocket fees and expenses incurred or paid by or on behalf of Purchaser in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts and consultants to Purchaser.

                 (c) Such Termination Payment and Expenses shall be made by wire transfer of immediately available funds to an account designated by Purchaser (i) prior to termination of this Agreement if such payment is made pursuant to Section 9.5(b)(iii), or (ii) prior to the consummation an Alternate Transaction if such payment is made pursuant to Section 9.5(b)(i) or 9.5(b)(ii).


                                   ARTICLE X
                               GENERAL PROVISIONS

                 Section 10.1 Survival of Representations, Warranties and Agreements. No representations , warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Effective Time other than those covenants and agreements which by their express terms apply in whole or in part after the Effective Time.

                 Section 10.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                 (a)      If to Purchaser or Sub, to:

                          Protective Life Corporation
                          2801 Highway 280 South
                          Birmingham, Alabama 35223
                          Telecopy: (205) 868-3597
                          Attention: Deborah J. Long, Esq.

                          With copy to:

                          Debevoise & Plimpton
                          875 Third Avenue
                          New York, New York  10022
                          Telecopy: (212) 909-6836
                          Attention: Paul S. Bird, Esq.

                 (b)      If to the Company, to:

                          United Dental Care, Inc.
                          13601 Preston Road
                          Suite 500 East
                          Dallas, Texas 75240
                          Telecopy: (972) 702-0340
                          Attention: William H. Wilcox

                          With copy to:

                          Strasburger & Price, L.L.P.
                          901 Main Street
                          Suite 4300
                          Dallas, Texas 25202
                          Telecopy: (214) 651-4330
                          Attention: David K. Meyercord, Esq.

                 Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 Section 10.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, Company Disclosure Letter, Purchaser Disclosure Letter and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise, except that Sub may assign all of its rights and obligations hereunder to any direct wholly-owned subsidiary of Purchaser which shall then be substituted for Sub for all purposes hereof.

                 Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

                 Section 10.6 Expenses. Except as provided in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus, as well as the filing fees relating to the Registration Statement and the HSR Act, will be shared equally by Purchaser and the Company.

                 Section 10.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 Section 10.8 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the Agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                 Section 10.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

                 Section 10.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement except that the provisions of Section 7.6 shall inure to the benefit of and be enforceable by the Indemnified Parties (as defined in such Section).

                 Section 10.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 Section 10.12 Knowledge. As used in this Agreement, "to the knowledge of the Company" means the knowledge of William H. Wilcox, Peter
R. Barnett, John McCarty, Tim Brown, Jeff P. Hollansworth, Robert Kukla, Jeff Gullo and Phil Parker.

                 IN WITNESS WHEREOF, each of Purchaser, Sub and the Company has caused this Agreement to be executed as of the date first above written.

                                     PROTECTIVE LIFE CORPORATION


                                     By:         /s/ John D. Johns
                                        -----------------------------------
                                          Name:  John D. Johns
                                          Title: President and Chief
                                                 Operating Officer


                                     PLC MERGER SUBSIDIARY
                                        CORPORATION


                                     By:         /s/ Jerry W. DeFoor
                                        -----------------------------------
                                          Name:  Jerry W. DeFoor
                                          Title: Vice President


                                     UNITED DENTAL CARE, INC.


                                     By:         /s/ William H. Wilcox
                                        -----------------------------------
                                          Name:  William H. Wilcox
                                          Title: President and Chief
                                                 Executive Officer

EXHIBIT A

                      FORM OF COMPANY AFFILIATE AGREEMENT



                                                                __________, 1998


Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of United Dental Care, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 10, 1998 (the "Agreement"), by and among the Company, Protective Life Corporation, a Delaware corporation ("Purchaser"), and PLC Merger Subsidiary Corporation, a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Sub"), the Company will be merged with and into Sub (the "Merger").

          As a result of the Merger, I will receive a combination of cash and shares of common stock, par value $.50 per share, of Purchaser (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of August 7, 1995, between Purchaser and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as Rights Agent, as such agreement may be amended from time to time, the "Purchaser Common Stock"), in exchange for shares owned by me of common stock, par value $.10 per share of the Company (the "Company Common Stock").

          I represent, warrant, and covenant to Purchaser that in the event I receive any Purchaser Common Stock as a result of the Merger:

          1. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the Purchaser Common Stock to the extent I considered necessary, with my counsel or counsel for the Company.

          2. I have been advised that the issuance of the Purchaser Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Purchaser Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Purchaser Common Stock issued to me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Purchaser or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

          3. I understand that Purchaser is under no obligation to register the sale, transfer, or other disposition of the Purchaser Common Stock by me or on my behalf under the Act.

          4. I also understand that stop transfer instructions will be given to Purchaser's transfer agent with respect to the Purchaser Common Stock and that there will be placed on the certificates for the Purchaser Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN
     ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [           ] BETWEEN THE
     REGISTERED HOLDER HEREOF AND PURCHASER A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PURCHASER."

          5. I also understand that unless the transfer by me of my Purchaser Common Stock has been registered under the Act or is a sale made in conformity with the


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
     provisions of Rule 145, Purchaser reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs 4 and 5 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or the Agreement, including sales under Rule 145(d). It is also understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Purchaser Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Purchaser Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Purchaser has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Purchaser, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          This Letter Agreement will terminate and will be of no further force or effect upon any termination of the Agreement before the Effective Time.


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
          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                   Very truly yours,



Accepted this     day of
         , 1998
---------

PROTECTIVE LIFE CORPORATION


By:
   ------------------------
     Name:
     Title:




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